AMENDMENT TO EMPLOYMENT AGREEMENT BETWEEN RICHARD A. BIANCO AND AMBASE CORPORATION DATED EFFECTIVE DECEMBER 30, 2011

THIS AMENDMENT is entered into this 30th day of December 2011 by and between Richard A. Bianco (the “Executive” or “Mr. Bianco”) and AmBase Corporation, a Delaware corporation (the “Company”).

WHEREAS, the Company and the Executive entered into an employment agreement dated March 30, 2006 as amended (the “Employment Agreement”), pursuant to which the Executive is employed by the Company as Chairman, President and Chief Executive Officer for an employment period ending May 31, 2012; and

WHEREAS, the parties hereto desire by this writing to amend the Employment Agreement to extend the term of Mr. Bianco’s employment to May 31, 2015, or such shorter period as mutually agreed to.

NOW, THEREFORE, it is AGREED that the Employment Agreement shall be amended effective December 30, 2011 as follows:

1.	The Employment Agreement currently provides for an employment period ending May 31, 2012. Section 1(a) of the Employment Agreement, first sentence, currently states as follows:

“(1)  Term of Employment.  (a)  The Company hereby agrees to continue its employment of Executive and Executive hereby agrees to continue his employment as Chairman, President and Chief Executive Officer of the Company for an additional five-year period commencing June 1, 2007 and ending May 31, 2012, or for such shorter period as may be mutually agreed upon by the Company and Executive (the “Employment Period”), subject to the terms and conditions of this Agreement.”

2.
Pursuant to this Amendment, the term of the Employment Agreement shall be extended for three additional years to May 31, 2015, or such shorter periods as may be mutually agreed upon by the Company and Executive.  Therefore, pursuant to this Amendment, Section 1 (a) of the Employment Agreement, first sentence as currently stated shall be deleted in its entirety and replaced with the following:

“(1)  Term of Employment.  (a)  The Company hereby agrees to continue its employment of Executive and Executive hereby agrees to continue his employment as Chairman, President and Chief Executive Officer of the Company for an additional five-year period commencing June 1, 2007 and ending May 31, 2015, or for such shorter period as may be mutually agreed upon by the Company and Executive (the “Employment Period”), subject to the terms and conditions of this Agreement.”

All defined terms used without definitions shall have the meanings provided in the Employment Agreement.
Except as herein amended, all other terms and conditions of the Employment Agreement shall remain the same and the Employment Agreement as herein amended shall remain in full force and effect.

IN WITNESS WHEREOF, the Employment Agreement is hereby amended effective as of December 30, 2011.

Accepted and Agreed:

AmBase Corporation

/s/ Richard A. Bianco                                                          By:  /s/ John P. Ferrara
Richard A. Bianco                                                                Name:  John P. Ferrara
Title:    Vice President & Chief Financial Officer